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                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.23

                 AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

         AMENDED AND RESTATED INDEMNIFICATION AGREEMENT, dated as of May __, 2003(the "Agreement"), among CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme ("CDRJ"), CDRJ North Atlantic S.ar.l., a Luxembourg societe a responsabilite limitee ("North Atlantic"), Jafra Worldwide Holdings (Lux) S.ar.l., a Luxembourg societe a responsabilite limitee ("Jafra Worldwide"), Distribudora Comercial Jafra S.A. de C.V., a Mexican sociedad anonima de capital variable ("Jafra Distribution (Mexico)"), Jafra Cosmetics International, Inc., a Delaware corporation ("Jafra US"), Jafra Cosmetics International, S.A. de C.V., a Mexican sociedad anonima de capital variable ("Jafra Mexico"), Clayton, Dubilier & Rice, Inc., a Delaware corporation ("CD&R"), and Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership (together with any other investment vehicle managed by CD&R, "CD&R Fund"). Capitalized terms used herein without definition have the meanings set forth in
Section 1 of this Agreement.

                                    RECITALS

         A. CD&R Fund is managed by CD&R, and the general partner of CD&R Fund is Clayton, Dubilier & Rice Associates V Limited Partnership, a Cayman Islands exempted limited partnership (together with any general partner of any other investment vehicle managed by CD&R, "CD&R Associates"), and the managing general partner of CD&R Associates is CD&R Investment Associates II, Inc., a Delaware corporation (together with any other general partner of CD&R Associates, "Associates Inc").

         B. CDRJ acquired the Jafra cosmetics business of The Gillette Company (the "Acquisition") pursuant to the Acquisition Agreement, dated as of January 26, 1998, as amended (the "Acquisition Agreement"), between The Gillette Company, Cayman Co. and CDRJ and the other parties thereto.

         C. In order to finance the Acquisition and related and subsequent transactions, CDRJ, Jafra US, Jafra Mexico engaged in a number of transactions including:

                  (i) one or more offerings of common stock by CDRJ to CD&R Fund and to certain purchasers, including executive officers or key employees of CDRJ, Jafra US or Jafra Mexico (the "Equity Offerings");

                  (ii) one or more borrowings under senior secured credit facilities under a Credit Agreement, dated as of April 30, 1998, among, CDRJ, Jafra US and Jafra Mexico and the lenders named therein (the "Old Senior Secured Credit Facilities");

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                  (iii)    the offering and sale by Jafra US and Jafra Mexico
         (the "Old Note Offering") to institutional investors of $100 million aggregate principal of 11 3/4% Senior Subordinated Notes due 2008 (the "Old Senior Subordinated Notes"); and

                  (iv) the offer by Jafra US and Jafra Mexico (the "Old Note Exchange Offer") to exchange the Old Senior Subordinated Notes for substantially identical notes registered on Form S-4 with the Securities and Exchange Commission (the "Commission").

         D. CDRJ has initiated a restructuring (the "Restructuring"), whereby:

                  (i) Jafra Worldwide, Jafra US and Jafra Distribution (Mexico) have entered into a Credit Agreement, among, Jafra Worldwide, Jafra US and Jafra Distribution (Mexico), the lenders named therein, and Credit Suisse First Boston, as administrative agent, providing for borrowing of up to a maximum principal amount of $90 million (the "New Senior Secured Credit Facilities");

                  (ii) Jafra US and Jafra Distribution (Mexico) have offered and sold (the "New Note Offering"), in an offering to institutional investors pursuant to Rule 144A under the Securities Act, $200 million aggregate principal of 10 3/4% Senior Subordinated Notes due 2011 (the "New Senior Subordinated Notes");

                  (iii) Jafra US will use proceeds from the New Senior Secured Credit Facilities and the New Note Offering to repay its outstanding indebtedness under the Old Senior Secured Credit Facilities and the Old Old Senior Subordinated Notes, make a payment in respect of its outstanding options, pay fees and expenses in respect of the Restructuring and make a distribution to North Atlantic, its sole shareholder;

                  (iv) Jafra Distribution (Mexico) will use proceeds from the New Senior Secured Credit Facilities and the New Note Offering, among other things, to (x) subscribe for and purchase preferred stock from Jafra Mexico and purchase certain fixed assets used to conduct the distribution business of Jafra Mexico, (y) to purchase shares of Jafra Mexico preferred stock from shareholders of Jafra Mexico and (z) pay fees and expenses in respect of the Restructuring, including a guarantee fee to Jafra Mexico in consideration for a guarantee by Jafra Mexico of all of the outstanding indebtedness of Jafra Distribution (Mexico) under the New Senior Secured Credit Facilities and the New Senior Subordinated Notes;

                  (v) Jafra Mexico will use the proceeds from its issuance of preferred stock to Jafra Distribution (Mexico), among other things, to repay its outstanding indebtedness under the Old Senior Secured Credit Facilities and the Old Senior Subordinated Notes;

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                  (vi)     the shareholders of Jafra Mexico will distribute to
         North Atlantic, their ultimate parent company, the proceeds from the sale of preferred stock of Jafra Mexico received from Jafra Distribution (Mexico), and North Atlantic, in turn, will distribute such proceeds to CDRJ;

                  (vii) CDRJ will commence liquidation proceedings (the "Liquidation"), enabling it to make a series of liquidating distributions to its shareholders, consisting of the cash it received as dividend distributions from North Atlantic and, at the conclusion of the Liquidation, shares of North Atlantic common stock, whereupon CDRJ will liquidate;

                  (viii) Jafra Worldwide will act as liquidator with respect to the liquidation of CDRJ and assume all contingent and unknown liabilities of CDRJ that remain unsatisfied following its liquidation; and

                  (ix) it is contemplated that Jafra US and Jafra Distribution (Mexico) will offer (the "New Note Exchange Offer") to exchange the New Senior Subordinated Notes for substantially identical notes to be registered on Form S-4 with the Commission.

         E. CDRJ, Jafra US, Jafra Mexico and CD&R have entered into the Consulting Agreement, pursuant to which CD&R has performed and continues to perform financial, management advisory and other services for CDRJ, North Atlantic, Jafra Worldwide, Jafra US, Jafra Mexico, Jafra Distribution (Mexico) and their Subsidiaries, including but not limited to assistance in connection with (i) the evaluation, negotiation, documentation and execution of strategic initiatives for such companies, and (ii) the retention of legal, accounting, insurance, investment banking, financial and other advisors and consultants in connection with such strategic initiatives.

         F. CDRJ or one or more of its Subsidiaries from time to time prior to the date hereof has offered and sold, or caused to be offered and sold, equity or debt securities (such offerings, the "Prior Offerings"), including without limitation (x) offerings of shares of CDRJ and/or options to purchase such shares to employees, directors, managers and consultants of and to CDRJ or any Subsidiary and (y) one or more offerings of debt securities for the purpose of financing the Acquisition and other corporate purposes.

         G. North Atlantic or one or more of its respective Subsidiaries from time to time in the future (i) may offer and sell or cause to be offered and sold equity or debt securities (such offerings, together with the New Note Exchange Offer, being collectively referred to as the "Subsequent Offerings"), including without limitation (x) offerings of shares of North Atlantic, and/or options to purchase such shares to employees, directors, managers and consultants of and to North Atlantic or any Subsidiary (a "Management Offering"), and (y) one or more offerings of debt securities for the purpose of refinancing

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any indebtedness of Jafra US or Jafra Distribution (Mexico) or any Subsidiary or
for other corporate purposes, and (ii) may repurchase, redeem or otherwise acquire certain securities of CDRJ or one or more of its Subsidiaries (any such repurchase or redemption being referred to herein as a "Redemption").

         H. The parties hereto recognize the possibility that claims might be made against and liabilities incurred by CD&R, CD&R Fund, CD&R Associates, Associates Inc. or related persons or affiliates under applicable securities laws or otherwise in connection with the Transactions or the Securities Offerings, or relating to other actions or omissions of or by members of the Company Group, or relating to the provision by CD&R of management consulting, monitoring and financial advisory services to the Company Group, and CDRJ, Jafra US and Jafra Mexico are party to the Indemnification Agreement, dated as of April 30, 1998 (the "Original Agreement"), which provides CD&R, CD&R Fund, CD&R Associates, and Associates Inc. and related persons and affiliates to be indemnified in respect of any such claims and liabilities, which the parties hereto desire to amend and restate to take into account the Restructuring.

         I. The parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of the Company Group in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities.

         NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

         1.       Definitions.

         (a) "CD&R Subsidiary" means each corporation or other person or entity in which CD&R owns, directly or indirectly, capital stock or other equity interests representing sufficient voting, appointment or designation power for the selection of a majority of the governing body of such corporation, other person or entity, excluding, for the avoidance of doubt, any corporation or other person or entity owned directly or indirectly by an investment vehicle managed by CD&R.

         (b) "Claim" means, with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by CDRJ, North Atlantic, Jafra Worldwide, Jafra Distribution (Mexico), Jafra US or Jafra Mexico under this Agreement.

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         (c)      "Company Group" means, collectively, CDRJ, North Atlantic,
Jafra Worldwide, Jafra Distribution (Mexico), Jafra US, Jafra Mexico, and the Jafra Subsidiaries.

         (d) "Consulting Agreement" means the Second Amended and Restated Consulting Agreement, dated as of May 20, 2003, among CDRJ, North Atlantic, Jafra Worldwide, Jafra Distribution (Mexico), Jafra US, Jafra Mexico and CD&R, as the same may be amended, amended and restated, waived, modified or supplemented from time to time, as well as its precedessor agreements.

         (e) "Financings" means the financings provided for by the Old Senior Secured Credit Facilities, the New Senior Secured Credit Facilities, the Old Senior Subordinated Notes and the New Senior Subordinated Notes and any Redemption.

         (f) "Indemnitee" means each of CD&R, the CD&R Subsidiaries, CD&R Fund, CD&R Associates, Associates Inc., their respective successors and assigns, and the respective directors, officers, partners, members, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")) of each of them and each other person who is or becomes a director or an officer of the Company Group, in each case irrespective of the capacity in which such person acts.

         (g) "Jafra Subsidiary" means each corporation or other person or entity in which CDRJ, North Atlantic, Jafra Worldwide, Jafra US, Jafra Distribution (Mexico) or Jafra Mexico owns or controls, directly or indirectly, capital stock or other equity interests representing at least 25% of the outstanding voting stock or other equity interests.

         (h) "Obligations" means, collectively, any and all claims, obligations, liabilities, causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

         (i) "Related Document" means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Securities Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended, modified, waived or supplemented from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Securities Offering, including all

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exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Securities Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offering, the Transactions or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with any Securities Offering, (vi) any purchase, repurchase, redemption or other agreement entered into by any member of the Company Group in connection with any Redemption, or (vii) any quarterly, annual or current reports or other filing filed by any member of the Company Group with the Commission, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission in connection therewith.

         (j) "Securities Offerings" means the Old Note Offering, the New Note Offering, the Old Note Exchange Offer, the New Note Exchange Offer, the Equity Offering, the Liquidation, any Management Offering, any Redemption, any Prior Offering and any Subsequent Offering.

         (k) "Transactions" means the Acquisition, the Equity Offerings, the Restructuring and the Financings.

         2.       Indemnification.

         (a) Each of CDRJ, North Atlantic, Jafra Worldwide, Jafra Distribution (Mexico), Jafra US and Jafra Mexico (each an "Indemnifying Party" and collectively, the "Indemnifying Parties"), jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

                  (i) from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable securities or other laws, in connection with any Securities Offering, the Financings, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act of any member of the Company Group or any of their predecessors, whether such action or failure has occurred or

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         is yet to occur or (C) except to the extent that any such Obligation is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of CD&R, the performance by CD&R of management consulting, monitoring, financial advisory or other services for any member of the Company Group (whether performed prior to the date hereof, hereafter, pursuant to the Consulting Agreement or otherwise); and

                  (ii) to the fullest extent permitted by applicable law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of any member of the Company Group or is or was serving at the request of such corporation as a director, officer, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of any member of the Company Group;

in each case including but not limited to any and all fees, costs and expenses (including without limitation fees and disbursements of attorneys) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement or the Consulting Agreement.

         (b) Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to CDRJ, Jafra US, North Atlantic, Jafra Worldwide and Jafra Distribution (Mexico) or Jafra Mexico, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

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         3.       Contribution.

         (a) Except to the extent that Section 3(b) is applicable, if for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Securities Offering, the relative benefits received by each member of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

         (b)      If for any reason the indemnity specifically provided for in
Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

         (c) For purposes of Section 3(a), the relative fault of each member of the Company Group, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of each of the members of the Company Group, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the members of the Company Group, on the one hand, or by such Indemnitee, on the other, and (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission. For purposes of Section 3(a) or 3(b), the relative benefits received by each member of the Company Group, on the one hand, and the Indemnitee, on the other, shall

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be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering.

         (d) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. The Indemnifying Parties shall not be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances any Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

         4.       Indemnification Procedures.

         (a) Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (the "Notice of Claim") with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified CD&R thereof. The Notice of Claim shall specify all material facts known to CD&R (or if given by such Indemnitee, such Indemnitee) that may give rise to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if CD&R (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The failure of CD&R to give such Notice of Claim shall not relieve any Indemnifying Party of its respective indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing satisfactory in all respects to CD&R. CD&R may participate in such defense with counsel of CD&R's choosing at the expense of the Indemnifying Parties. In the event that none of the Indemnifying Parties undertake the defense of the Claim within a reasonable time after CD&R has given the Notice of Claim, or in the event that CD&R shall in good faith determine that the defense of any claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee, CD&R may, at the expense of the Indemnifying Parties and after giving

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notice to the Indemnifying Parties of such action, undertake the defense of the
Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any Claim, the Indemnifying Parties shall not, except with the prior written consent of CD&R, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the person or persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim. In each case, CD&R and each other Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as the Indemnifying Parties are conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of CD&R or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by CD&R or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

         (b) The Indemnifying Parties hereby agree to advance costs and expenses, including attorney's fees, incurred by CD&R (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of such Claim upon receipt of an undertaking by or on behalf of CD&R or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that CD&R or such Indemnitee is not entitled to be indemnified by any Indemnifying Party as authorized by this Agreement.

         (c) CD&R shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by CD&R (the "Notice of Payment"). The amount of any Claim actually paid by CD&R shall bear simple interest at the rate equal to The Chase Manhattan Bank prime rate as of the date of such payment plus 2% per annum, from the date any Indemnifying Party receives the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to CD&R.

         5. Certain Covenants. (a) North Atlantic and Jafra Worldwide each agrees to cause Jafra US, Jafra Mexico and Jafra Distribution (Mexico) to perform their respective obligations under this Agreement. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of each Indemnitee and the obligations of Jafra US and Jafra Mexico, North Atlantic, Jafra Worldwide, Jafra Distribution (Mexico) hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Jafra US shall maintain the State of Delaware as its state of incorporation and shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by Delaware

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corporate law, including without limitation a provision of its certificate of incorporation eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by Section 102(b)(7) (or any successor section thereto) of the General Corporation Law of the State of Delaware, as it may be amended from time to time.

         (b) Jafra Worldwide hereby asumes and agreees to perform all of the obligations of CDRJ under this Agreement from and after the Liqidation as if such obligations were its own obligations.

         6. Notices. All notices and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid and return receipt requested), telecopier, overnight courier or hand delivery, as follows:

                           (a) if to CDRJ, Jafra US, North Atlantic, Jafra Worldwide, Jafra Distribution (Mexico) or Jafra Mexico, to:

                                    Jafra Cosmetics International, Inc.
                                    2451 Townsgate Road
                                    Westlake Village, California 91361
                                    Telephone: (805) 449-3000
                                    Facsimile: (805) 449-3256

                                    Attention: Ralph S. Mason, III, Esq.

                           (b)      if to CD&R, to:

                                    Clayton, Dubilier & Rice, Inc.
                                    375 Park Avenue, 18th Floor
                                    New York, New York 10152
                                    Telephone: (212) 407-5200
                                    Facsimile: (212) 407-5252

                                    Attention: Donald J. Gogel

                           (c)      if to the CD&R Fund, to:

                                    Clayton, Dubilier & Rice
                                    Fund V Limited Partnership
                                    1403 Foulk Road, Suite 106
                                    Wilmington, Delaware 19803

                                    Attention: General Partner

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or to such other address or such other person as CDRJ, Jafra US, Jafra Mexico,
CD&R, North Atlantic, Jafra Worldwide, Jafra Distribution (Mexico) or the CD&R Fund, as the case may be, shall have designated by notice to the other parties hereto. All communications hereunder shall be effective upon receipt by the party to which they are addressed. A copy of any notice or other communication given under this Agreement shall also be given to:

                                    Debevoise & Plimpton
                                    919 Third Avenue
                                    New York, New York 10022
                                    Telephone: (212) 909-6000
                                    Facsimile: (212) 909-6836

                                    Attention: Paul S. Bird, Esq.

         7. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws.

         8. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         9. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by CDRJ, Jafra US, North Atlantic, Jafra Worldwide, Jafra Distribution (Mexico) or Jafra Mexico without the prior written consent of CD&R and the CD&R Fund. This Agreement is not intended to confer any right or remedy hereunder upon any person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or other Indemnitee may otherwise have at law or in equity or otherwise. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         [The remainder of this page has been left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

                                    CDRJ INVESTMENTS (LUX) S.A.

                                    By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                        Name: Ralph S. Mason, III
                                        Title: Fonde de pouvoir

                                    JAFRA COSMETICS INTERNATIONAL,
                                    INC.

                                    By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                        Name: Ralph S. Mason, III
                                        Title: Vice Chairman

                                    JAFRA COSMETICS INTERNATIONAL
                                    S.A. de C.V.

                                    By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                        Name: Ralph S. Mason, III
                                        Title: Assistant Secretary

                                    DISTRIBUIDORA COMERCIAL JAFRA
                                    S.A. de C.V.

                                    By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                        Name: Ralph S. Mason, III
                                        Title: Assistant Secretary

                                    JAFRA WORLDWIDE HOLDINGS (LUX)
                                    S.aR.L.

                                    By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                        Name: Ralph S. Mason, III
                                        Title: Executive Vice President

                                    CDRJ NORTH ATLANTIC (LUX), S.aR.L.

                                    By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                        Name: Ralph S. Mason, III
                                        Title: Fonde de pouvoir

                                    CLAYTON, DUBILIER & RICE, INC.

                                    By: /s/ Theresa A. Gore
                                        ----------------------------------------
                                        Name: Theresa A. Gore
                                        Title: Vice President, Treasurer, and
                                                Assistant Secretary

                                    CLAYTON, DUBILIER & RICE FUND V
                                    LIMITED PARTNERSHIP

                                    By: CD&R Associates V Limited
                                         Partnership, the General Partner

                                        By: CD&R Investment Associates II,
                                             Inc., its managing general
                                             partner

                                    By: /s/ Theresa A. Gore
                                        --------------------------------------
                                        Name: Theresa A. Gore
                                        Title: Vice President and Treasurer